UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2012

MERCER INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Washington	000-51826	47-0956945
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1120, 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (604) 684-1099

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 20, 2012, Mercer International Inc.’s (the “Company”) 74.9% owned subsidiary, Zellstoff Stendal GmbH (“ZSG”), the owner and operator of the Stendal mill, entered into a €17.0 million financing facility agreement (the “New Facility”) with UniCredit Bank AG and IKB Deutsche Industriebank AG to finance certain upgrades at the Stendal mill.

The description below is a summary of the terms of the New Facility. It does not purport to be complete and is qualified in its entirety by the complete text of the New Facility, which will be filed as an exhibit to the Company’s annual report on Form 10-K for the period ended December 31, 2011.

Amount/Structure

The New Facility is structured as an amortizing term facility with aggregate availability of €17,000,000.

Guarantee

It is a condition precedent of the New Facility that the State of Saxony-Anhalt provides a guarantee of 80% of ZSG’s indebtedness under the New Facility.

Final Maturity Date

September 30, 2017

Repayment

The New Facility will be repaid in nine half-yearly installments together with accrued interest commencing September 30, 2013.

Financial Covenants

The annual debt service cover ratio and senior debt/EBITDA cover ratio covenants from the Stendal mill’s existing project financing facility agreement (the “ Existing Facility”) dated August 26, 2002, as amended on January 31, 2009, are duplicated in the New Facility (including the cure provisions).

Interest

EURIBOR plus 3.50% per annum

Covenants/ Representations/Events of Default/Cross-Default

The New Facility contains customary covenants, representations and events of default consistent with those found in the Existing Facility. There is also a cross-default to the Existing Facility.

A copy of the Company’s press release announcing the New Facility is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press Release dated January 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.

/s/ David M. Gandossi
David M. Gandossi
Chief Financial Officer

Date: January 26, 2012

MERCER INTERNATIONAL INC.

FORM 8-K

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 20, 2012